UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Net Element, Inc.

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NET ELEMENT, INC.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

_______________________________________

Notice of Annual Meeting of Shareholders

to be held December 9, 2014

_______________________________________

To Our Shareholders:

The 2014 annual meeting of shareholders of Net Element, Inc. (the "Company") will be held on December 9, 2014, 11:00 am, local time, at the Company’s offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, for the following purposes:

1.	To elect six directors of the Company, four of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2015.
2.	To ratify Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase authorized common stock to 200 million shares.
4.	To approve an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 5,630,000 shares to 9,121,422 shares.

5.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Board of Directors has fixed October 20, 2014 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

If you elected to receive our annual report and proxy statement electronically over the Internet you will not receive a paper proxy card. The annual report and proxy statement are available at http://www.cstproxy.com/netelement/2014.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by electronic access, phone or mail.

By Order of the Board of Directors.

Oleg Firer

Chief Executive Officer

North Miami Beach, Florida

, 2014

NET ELEMENT, INC.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

PROXY STATEMENT

INTRODUCTION

General

Net Element, Inc. (the "Company," "we," "us," or "our") is a Delaware corporation with its principal executive offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. The Company's telephone number is (305) 507-8808. This proxy statement, together with the accompanying proxy card, is first being mailed to our shareholders on or about                , 2014, and is being furnished in connection with the solicitation of proxies by our Board of Directors for use in voting at our 2014 annual meeting of shareholders, including any adjournment or postponement of the annual meeting. The 2014 annual meeting of shareholders will be held on December 9, 2014, at 11:00 am, local time, at the Company’s offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160.

We are paying the cost of this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by our officers or regular employees, without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

A copy of our annual report for the fiscal year ended December 31, 2013 (which includes our audited financial statements for the two fiscal years ended December 31, 2013) is being mailed, or a link to an Internet Web page containing such materials is being sent via email, to our shareholders together with this proxy statement. Such annual report is not, however, incorporated into this proxy statement and it is not to be deemed a part of the proxy soliciting material.

Purpose of the Annual Meeting

The following matters are being submitted for a vote at the annual meeting

1.	To elect six directors of the Company, four of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2015.
2.	To ratify Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase authorized common stock to 200 million shares.
4.	To approve an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 5,630,000 shares to 9,121,422 shares.

5.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

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Voting Procedures

Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form. In voting by proxy with regard to the election of six directors to serve until the 2015 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or any specific nominees. In voting by proxy in regard to (i) the ratification of the selection of Daszkal Bolton LLP as the Company's independent registered public accounting firm, (ii) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase authorized common stock to 200 million shares, and (iii) the approval of an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 5,630,000 shares to 9,121,422 shares, shareholders may vote for or against or abstain from voting. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted (i) FOR each of the Company's director nominees, (ii) FOR ratification of the selection of Daszkal Bolton LLP, (iii) FOR approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase authorized common stock to 200 million shares, and (iv) FOR approval of an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 5,630,000 shares to 9,121,422 shares. Please see Proposals 1, 2, 3 and 4 set forth later in this proxy statement. Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person, since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the annual meeting and voting in person, or by duly executing and returning a proxy bearing a later date.

We know of no other matters to be presented for action at the annual meeting other than as mentioned. However, if any other matters properly come before the annual meeting in accordance with the bylaws of the Company, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

At the close of business on October 20, 2014, the record date for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting, the Company's outstanding voting securities consisted of shares of common stock, par value $0.0001 per share ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently includes four nonemployee, independent members – David P. Kelley II, William Healy, Drew Freeman and James Caan. Each of Messrs. Kelley, Healy, Freeman and Caan is an "independent director" as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as four out of the six members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Securities and Exchange Commission (the "Commission"). No director is considered independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Also, all members of the Board's audit committee, compensation committee and nominating and governance committee are independent directors.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. A copy of our Code of Ethics and Business Conduct has been posted to the "About Us—Corporate Governance" section of our Internet website at http://www.netelement.com/. We will provide a copy of our Code of Ethics and Business Conduct to any person without charge, upon written request to our Secretary, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, fax number (305) 508-5497, e-mail address investors@netelement.com.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information regarding the beneficial ownership of our common stock as of October 14, 2014 by (i) each person who is known to us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Net Element, Inc., 3363 NE 163rd Street, Suite 705, North Miami Beach FL 33160.

Name and address of beneficial owner	Amount and nature of beneficial ownership (number of shares of common stock beneficially owned) (1)		Percent of class (1)
Mike Zoi 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	6,538,688	(2)	14.34%
MZ Capital, LLC (Delaware) 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	1,102,029	(2)	2.42%
TGR Capital, LLC 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	3,659,171	(2)	8.02%
MTZ Fund, LLC 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	1,777,344	(2)	3.90%
Kenges Rakishev c/o SAT & Company 241 Mukanova Street Almaty Kazakhstan 050008	7,677,835	(3)	16.83%
Novatus Holding PTE. Ltd. 22B Duxton Hill Singapore 089605, Republic of Singapore	7,320,751	(3)	16.05%
Oleg Firer c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	2,849,272		6.25%
Steven Wolberg c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	627,171		1.38%
James Caan 2791 Hutton Drive Beverly Hills, CA 90210	150,131		0.33%

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Jonathan New c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	21,968	(4)	0.05%
David P. Kelley II BBVA Building, P1 254 Munoz Rivera Avenue San Juan, PR 00918	37,750	(5)	0.08%
William Healy 16W281 83rd Street, Suite B Burr Ridge, IL 60527	75,200		0.16%
Drew Freeman 2542 Nassau Lane Fort Lauderdale. FL 33312	0		0%
Beno Distribution, Ltd. P.O. Box 146, Road Town, Tortola, British Virgin Islands VG 1110	4,538,737	(6)	9.95%
Cayman Invest S.A. A Little Denmark Complex 147 Main Street P.O. Box 4473 Road Town, Tortola, D8 VG 1110	5,569,158	(7)	12.21%
Crede CG III, Ltd. 11601 Wilshire Blvd, Suite 950 Los Angeles, CA 90025	3,904,761	(8)	8.56%
K 1 Holding Limited P.O. Box 146, Road Town, Tortola, British Virgin Islands VG 1110	2,518,688	(9)	5.52%
All directors and executive officers as a group (8 persons)	11,439,327		25.00%

* Less than 1%.

(1)

Applicable percentage ownership is based on 45,607,111 shares of common stock outstanding as of October 14, 2014, together with securities exercisable or convertible into shares of common stock within 60 days of October 14, 2014 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2)	All information regarding shares that may be beneficially owned by Mr. Zoi is based on information disclosed in Forms 3 and 4 filed by Mr. Zoi. Represents: (i) 144 shares of common stock held directly by Mr. Zoi; (ii) 1,102,029 shares of common stock held by MZ Capital, LLC (Delaware); (iii) 3,659,171 shares of common stock held by TGR Capital, LLC; and (iv) 1,777,344 shares of common stock held by MTZ Fund, LLC. Mike Zoi shares with each of Enerfund, LLC, TGR Capital, LLC, MZ Capital LLC (Delaware) and MTZ Fund, LLC the power to vote or direct the vote, and to dispose or direct the disposition of, the respective shares of common stock beneficially owned by those entities.

(3)	All information regarding shares that may be beneficially owned by Kenges Rakishev is based on information disclosed in a Schedule 13D/A filed jointly by Mr. Rakishev, Mark Global Corporation and Novatus Holding PTE. Ltd. with the Commission on June 11, 2013 and on the information available to us. Mr. Rakishev may be deemed to have beneficial ownership of 7,677,835 shares of Common Stock consisting of (i) 357,084 shares of Common Stock held directly by Mr. Rakishev and (ii) 7,320,751 shares of common stock held directly by Novatus Holding PTE. Ltd. Mr. Rakishev has sole voting power and sole dispositive power over 357,084 shares of common stock and shared voting power and shared dispositive power over 7,320,751 shares of common stock.

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(4)	Includes 5,749 shares of Common Stock held by Mr. New's spouse and 5,749 shares of common stock held by Mr. New's son.

(5)	Includes (a) 23,750 shares of common stock for serving as a director of the Company; and (b) 14,000 shares of common stock issuable upon exercise of warrants with an exercise price of $7.50 per share and an expiration date of October 2, 2017.

(6)	Mr. Nurlan Abduov may be deemed to share beneficial ownership of the security held by Beno Distribution, Ltd. by virtue of his status as the sole shareholder of Beno Distribution, Ltd. All information regarding shares that may be beneficially owned by Mr. Abduov is based on information disclosed in Schedule 13D filed jointly by Mr. Abduov, Beno Distribution, Ltd. and K 1 Holding Limited. Mr. Abduov disclaimed beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)	Mr. Anvar Mametov may be deemed to share beneficial ownership of the security held by Cayman Invest S.A. by virtue of his status as the sole director and shareholder of Cayman Invest S.A. All information regarding shares that may be beneficially owned by Mr. Mametov is based on information disclosed in Schedule 13D/A filed by Mr. Mametov. Mr. Mametov disclaimed beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(8)

Directly owned by Crede CG III, Ltd. As of September 15, 2014, each of Crede CG III, Ltd., Crede Capital Group, LLC, Acuitas Financial Group, LLC, and Terren S. Peizer (collectively, the “Reporting Persons”) may be deemed to have beneficial ownership of 3,904,761 shares of common stock. All information regarding shares that may be beneficially owned by the Reporting Persons is based on information disclosed in a Schedule 13G filed jointly by the Reporting Persons with the Commission on September 15, 2014.

(9)

Mr. Nurlan Abduov may be deemed to share beneficial ownership of the security held by K 1 Holding Limited by virtue of his status as the sole shareholder of K 1 Holding Limited. All information regarding shares that may be beneficially owned by Mr. Abduov is based on information disclosed in Schedule 13D filed jointly by Mr. Abduov, Beno Distribution, Ltd. and K 1 Holding Limited. Mr. Abduov disclaimed beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company and their respective ages, and positions with the Company and certain business experience as of October 14, 2014 are set forth below. There are no family relationships among any of the directors or executive officers.

There are no material legal proceedings to which any director or executive officer of the Company, or any associate of any director or executive officer of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Name	Age	Position
Oleg Firer	37	Chief Executive Officer & Director
Steven Wolberg	54	Chief Legal Officer & Secretary
Jonathan New	54	Chief Financial Officer
Kenges Rakishev	35	Chairman
William Healy	49	Director
David P. Kelley II	57	Director
James Caan	75	Director
Drew Freeman	56	Director

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Each of our directors will hold office until our next annual meeting of shareholders at which directors are elected or until his successor is duly elected and qualified. Executive officers serve at the discretion of the Board of Directors.

Oleg Firer, Chief Executive Officer and Director. Mr. Firer has served as Chief Executive Officer and a director of the Company since April 16, 2013. Previously, Mr. Firer served as Executive Chairman of Unified Payments, LLC from January 2011 until its acquisition by the Company's subsidiary, TOT Group, Inc., on April 16, 2013. From July 2004 until December 2012, Mr. Firer served as President, Chief Executive Officer and Secretary (and from May 2006 until December 2012 as Treasurer and from May 2008 until December 2012 as Chief Financial Officer) of Acies Corporation, a provider of payment processing solutions to small and medium size merchants across the United States. Mr. Firer also served as a director of Acies Corporation from May 2005 until December 2012. Mr. Firer served as the President of GM Merchant Solution, Inc. (from August 2002) and Managing Partner of GMS Worldwide, LLC (from August 2003) until their assets were acquired by Acies Corporation in June 2004. From November 2002 to December 2003, Mr. Firer served as the Chief Operating Officer of Digital Wireless Universe, Inc. From December 2001 to November 2002, Mr. Firer served as the Managing Partner of CELLCELLCELL, LLC. From March 1998 to December 2001, Mr. Firer served as Vice President of SpeedUS Corp. Mr. Firer studied Computer Science at New York Technical College from 1993 to 1995. The Company believes that Mr. Firer's leadership roles in various payment processing companies makes him qualified to serve as a director of the Company.

Steven Wolberg, Chief Legal Officer and Secretary. Mr. Wolberg has been Chief Legal Officer and Secretary of the Company since April 16, 2013. Previously, Mr. Wolberg served in various capacities with Acies Corporation from approximately January 2009 until December 2012, including as a consultant from approximately January 2009 until October 2009, as a director from October 30, 2009 until December 2012 and as Chief Strategy Officer from March 1, 2010 until December 2012. Mr. Wolberg currently operates a solo law practice in Newton, Massachusetts, Attorney Steven Wolberg, which he has operated since January 1997. Mr. Wolberg served as Chief Counsel and Vice President of Corporate Development for Mascot Networks in Cambridge, Massachusetts from January 2000 to September 2001. Since September 1996, Mr. Wolberg has served as president of Oakland Properties, Inc., a real estate development company. From February 1993 to December 1994, Mr. Wolberg served as an attorney in the real estate and corporate divisions of Brown and Rudnick in Boston, Massachusetts. From March 1988 to November 1991, Mr. Wolberg was a partner with the law firm of Jordaan and Wolberg in Johannesburg, South Africa. From January 1986 to February 1988, Mr. Wolberg was employed as an attorney with Goodman and North in Johannesburg, South Africa. Mr. Wolberg also currently owns and serves as the Managing Member of Prime Portfolios, LLC, which holds a private investment portfolio of payment processing companies. Mr. Wolberg received his Bachelor of Arts from the University of Witwatersrand in Johannesburg, South Africa, his Bachelors of Laws from the University of Witwatersrand, in Johannesburg, South Africa, and his Juris Doctorate from the New England School of Law in Boston, Massachusetts. Mr. Wolberg is a member of the Massachusetts Bar Association.

Jonathan New, Chief Financial Officer. Mr. New has been Chief Financial Officer of the Company since October 2, 2012. Mr. New was Chief Financial Officer of the Company's predecessor, Net Element, from March 10, 2008 until October 2, 2012. From 2001 to 2003, Mr. New was Chief Operating Officer of Ener1, Inc. From 2004 until it was sold in 2006, Mr. New owned and operated Wholesale Salon Furniture Corp.com, which imported and distributed salon equipment. Thereafter, until joining Net Element, Mr. New provided services to public companies on a variety of corporate accounting, reporting and audit related issues. Prior to joining Ener1, Inc. in 2001, Mr. New held controller and chief financial officer positions with companies including Häagen-Dazs, Virtacon (a web development company), RAI Credit Corporation and Prudential of Florida. Mr. New obtained his BS in Accounting from Florida State University and began his career with Accenture. He is a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

Kenges Rakishev, Director. Mr. Rakishev has been a director of the Company and Chairman of the Company's Board of Directors since October 2, 2012. Mr. Rakishev served as a director of the Company's predecessor, Net Element, from April 23, 2012 until October 2, 2012. Mr. Rakishev has been Chairman of SAT & Company JSC since November 2008. Since August 2011, he has been a non-executive director and Chairman of SAT & Co Netherlands N.V. and, since September 2011, Mr. Rakishev has been a director of SatFerro Limited. Since December 2010, Mr. Rakishev has been a Chairman of several companies including: Jinsheng SAT (Tianjin) Commercial and Trading Co., Ltd.; Ulanhot Jinyuanda Heavy Chemical Industry Co., Ltd; Baicheng Jinsheng Nickel Industry Co., Ltd.; and Taonan City Jinsheng Metallurgical Products Co. From October 2004 through the present Mr. Rakishev has served as a Vice-President of the Union of Chambers of Commerce of the Republic of Kazakhstan. Since 2010, Mr. Rakishev has been the Vice-President of The Boxing Association of Republic of Kazakhstan and, since 2011, he has been the Vice-President of Asian Boxing Confederation. Mr. Rakishev holds a B.A. (Law) from the Kazakh State Law Academy and a B.A (International Economics) from the Kazakh Economic University. Mr. Rakishev also has a AMP Diploma from Oxford University. We believe that Mr. Rakishev's international business leadership and relationships, combined with his extensive knowledge and unique perspectives of global business opportunities, qualifies him to serve as a director of the Company.

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William Healy, Director. Mr. Healy is an accomplished financial services industry veteran with more than 24 years of merchant financing and electronic payments industry experience. Mr. Healy is currently the President of Funds4Growth, a leading investment firm focused on financing of payment service providers in the United States. Since launching Funds4Growth, Mr. Healy has successfully structured and financed in excess of $150 million in merchant base loans. Prior to his tenure at Funds4Growth, Mr. Healy founded MBF Leasing, LLC in November of 2003, where he was responsible for strategic planning along with the financial and operational management of MBF Leasing. Prior to that, Mr. Healy spent 13 years with the CIT Group, Inc., where he was the President of CIT’s Lease Finance Group out of Chicago, Illinois, overseeing more than 150 employees involved in over 225,000 leasing transactions, and in excess of $125 million in merchant base financings. Prior to joining CIT, Mr. Healy held several senior level positions with NewCourt Financial, including Chief Operating Officer of the Specialty Finance Division. He is a graduate of the University of Notre Dame with a Bachelor’s degree in Accounting. We believe that Mr. Healy’s extensive knowledge in the payments industry qualifies him to serve as a director of the Company.

David P. Kelley II, Director. Mr. Kelley has served as a director of the Company since August 2010. Mr. Kelley is a partner of Zenith Capital Partners, LLC, a private equity firm located in New York, where he has served since 2006, and a founding partner of Andover Partners Strategic Security Solutions, LLC (AP-S3, LLC), a security and intelligence consulting firm, where he has served since December 2009. From 1985 to 1988, Mr. Kelley was a tax lawyer in the law firm of Brown and Wood located in New York. From 1988 to 1991, Mr. Kelley worked at Merrill Lynch in New York, where he was promoted to a Director of the Global Swap Group. From 1991 to 1994, Mr. Kelley was a Managing Director at UBS Securities in New York, in charge of the U.S. Structured Products Group. From 1994 to 1998, Mr. Kelley was a Managing Director and Head of the Global Structured Products Group at Deutsche Bank Securities in New York. From 1998 to 2006, Mr. Kelley was a Managing Director of Integrated Capital Associates, a private equity firm located in New York. Mr. Kelley is currently a Director of the Apex-Guotai Junan Greater China Fund, headquartered in Hong Kong. Mr. Kelley graduated from Emory University with a BA degree in 1979. He graduated with a J.D. degree from Temple University School of Law in 1983, and he received an L.L.M. in Taxation from New York University School of Law in 1985. We believe that Mr. Kelley's experience as a consultant and member of multiple different oversight bodies provides him with the necessary skills to be qualified to serve as a director of the Company.

James Caan, Director. Mr. Caan has been a director of the Company since October 2, 2012. Mr. Caan served as a director of the Company's predecessor, Net Element, from January 1, 2011 until October 2, 2012. Mr. Caan also has been Chairman of the Advisory Board of Openfilm since October 12, 2009. Mr. Caan is an actor and director, having worked in the film and television industries for over 40 years, and he is one of the entertainment industry's most renowned talents, having starred in over 80 films. We believe that Mr. Caan's position with Openfilm, as well as his tenure working as an actor and director in the film and television industry, qualifies him to serve as a director of the Company.

Drew J. Freeman, Director. Mr. Freeman is an accomplished industry veteran with more than 30 years of electronic payments industry experience. Mr. Freeman is currently the President of Freeman Consulting, Inc., a payments consulting firm that works with private equity and ISOs. Prior to that, Mr. Freeman served as President of Merchant Data Systems from 2009 to 2013, Group Executive at Chase Paymentech from 2006 to 2007, and Executive Vice President at JP Morgan Chase-First Data JV (Chase Merchant Services) from 2000 to 2006. Mr. Freeman earned a business degree from the University of Miami in 1980. We believe that Mr. Freeman’s extensive knowledge in the payments industry qualifies him to serve as a director of the Company.

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Board Leadership Structure

While the Board does not currently have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate, two individuals currently separately serve as Chairman of the Board and Chief Executive Officer of the Company. The Board believes that it should be free to decide from time to time in any manner that is in the best interests of the Company and its shareholders whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate.

Risk Oversight Functions

The Board, in fulfilling its oversight role, focuses on the adequacy of our enterprise-wide risk management policies and procedures. The audit committee has been designated to take the lead in overseeing risk management at the Board level. The audit committee is responsible for discussing guidelines and policies to govern the processes by which risk assessment and management is undertaken and handled, and discussing with management the Company's major financial risk exposures and the steps management takes to monitor and control such exposures. Although the Board's primary risk oversight has been assigned to the audit committee, the full Board also receives information about the most significant risks that the Company faces.

Board Meetings and Committees of the Board

The Board of Directors held six meetings and acted by unanimous written consent in lieu of a meeting five times during the fiscal year ended December 31, 2013. All directors attended 75% or more of all of the meetings of the Board of Directors in 2013. The Board currently includes four nonemployee, independent members – David P. Kelley II, William Healy, Drew Freeman, and James Caan. Each of Messrs. Kelley, Healy, Freeman, and Caan is an "independent director" as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as four out of the six members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Commission.

On November 26, 2012, the Board established its audit committee, compensation committee and nominating and governance committee, the composition and responsibilities of which are described below. Each committee operates pursuant to a written charter, which is reviewed each year. All committee charters are available in the "About Us—Corporate Governance" section of our Internet website at http://www.netelement.com/. The audit committee held four meetings during the fiscal year ended December 31, 2013. The compensation committee acted by unanimous written consent in lieu of a meeting one time during the fiscal year ended December 31, 2013. The nominating and governance committee acted by unanimous written consent in lieu of a meeting one time during the fiscal year ended December 31, 2013.

The Board has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is currently comprised of David P. Kelley II (audit committee chairman), Drew Freeman, William Healy, and James Caan. The audit committee's responsibilities and other matters related to the audit committee are discussed below under "Audit Committee Report."

Messrs. Kelley, Healy and Caan serve on the compensation committee of the Board of Directors. The Board has adopted a written compensation committee charter, which is reviewed each year. The compensation committee is responsible for determining, or recommending to the Board for determination, the compensation of the executive officers and directors of the Company.

Messrs. Kelley, Healy and Caan serve on the nominating and governance committee of the Board of Directors. The nominating and governance committee's responsibilities and other matters related to the nominating and governance committee are discussed below under "Director Nominations."

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Director Nominations

The nominating and governance committee of the Board operates pursuant to a written charter, which is reviewed each year. The nominating and governance committee is responsible for the identification of individuals qualified to become members of the Board, the selection or recommendation of the director nominees for annual meetings of shareholders, the selection of director candidates to fill any vacancies on the Board, recommendation of corporate governance principles and related responsibilities. Criteria considered by the nominating and governance committee in identifying and evaluating director nominees include experience in corporate governance, experience in, or relationships within, the Company's industries, academic or professional expertise, reputation for high moral and ethical standards, business and professional standing that will add to the Board's stature, business experience, skills and time availability, and the diversity of the skills, background and experience of Board members as a whole. In addition, it is a primary objective of the nominating and governance committee to assure that the Board and its committees satisfy the independence requirements of NASDAQ and any other applicable self-regulatory or regulatory requirements. The nominating and governance committee's policy with regard to the consideration of diversity in identifying director nominees requires the committee to consider the diversity of the skills, background and experience of Board members as a whole as one of many other criteria that may be considered in recommending candidates for election or appointment to the Board; however, this policy does not require that the composition of the Board be diverse in any manner or that persons identified as director nominees must promote or enhance the diversity of the Board.

The nominating and governance committee will consider director candidates recommended by shareholders and will evaluate such candidates on the same basis as candidates recommended by other sources. Shareholder recommendations must meet the requirements set forth in the Company's bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. In order to ensure review and consideration of any shareholder's recommendation, the notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year's annual meeting. However, if next year's annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year's annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company's public announcement of next year's annual meeting date. The Secretary will present such recommendations to the nominating and governance committee. The nominating and governance committee will identify potential candidates through recommendations from the Company's officers, directors, shareholders and other appropriate third parties.

In 2013, the Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. Although the Company is not currently paying a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, the Company may engage a third-party search firm in the future.

Executive Compensation

The following table further summarizes the compensation paid to the Company's directors for service as a director during 2013:

Director Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dmitry Kozko	$—	$—	$—	$—	$—	$—	$—
Kenges Rakishev	$22,500	$75,000	$—	$—	$—	$—	$97,500
Mike Zoi	$—	$—	$—	$—	$—	$—	$—
David P. Kelley II	$47,500	$75,000	$—	$—	$—	$—	$122,500
James Caan	$5,000	$75,000	$—	$—	$—	$—	$80,000
Felix Vulis	$5,000	$75,000	$—	$—	$—	$—	$80,000

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The following table sets forth information for the fiscal years ended December 31, 2013 and 2012 with respect to all compensation paid to or earned by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year. We refer to these individuals as the “named executive officers.”

				Stock	Option	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Total ($)
Oleg Firer, Chief	2013	$170,125	$212,500	$—	$—	$57,521	$440,146
Executive Officer of Net Element	2012	$—	$—	$—	$—	$—	$—
Timothy Greenfield, former President of Mobile Commerce & Payment Processing	2013	$218,333	$25,000	$—	$—	$—	$243,333
of Net Element	2012	$20,000	$—	$—	$—	$—	$20,000
Dmitry Kozko, Former President	2013	$180,901	$—	$—	$—	$14,148	$195,049
of Net Element	2012	$—	$—	$—	$—	$—	$—
Steven Wolberg, General Counsel and	2013	$114,328	$—	$—	$—	$8,126	$122,454
Secretary of Net Element	2012	$—	$—	$—	$—	$—	$—

Employment/Consulting Agreements

On January 2, 2013, the Company entered into an employment agreement with Timothy Greenfield whereby Mr. Greenfield was employed as President – Mobile Commerce & Payment Processing. Mr. Greenfield’s annual salary was $235,000 and he received a $25,000 signing bonus. Mr. Greenfield was entitled to other benefits including a discretionary bonus, severance if his at-will employment was terminated for other than cause, vacation/personal days and participation in the Company’s benefit plan health insurance. Mr. Greenfield ceased to be an employee of the Company in 2014.

On October 24, 2012, we entered into a Management and Consulting Services Agreement with Bond Street Management LLC, pursuant to which Bond Street Management provides certain management and consulting services, as well as other services, to the Company and its subsidiaries, in particular, Net Element Russia, TOT Money, Music1 Russia and Motorsport, LLC. Francesco Piovanetti (former Chief Executive Officer and former director of the Company) is Chief Executive Officer and President of Bond Street Management LLC, and a trust of which Mr. Piovanetti is a beneficiary owns a 25% ownership interest in Bond Street Management LLC. Mr. Piovanetti provided services as Chief Executive Officer of the Company pursuant to this Consulting Agreement. For the services provided under the Consulting Agreement (including Mr. Piovanetti's compensation as Chief Executive Officer of the Company), the Company was obligated to pay Bond Street Management a service fee of $50,000 per month and reimburse Bond Street Management for all of its documented business expenses incurred directly on behalf of the Company. Bond Street Management also was eligible for a discretionary performance based fee, payable in cash or non-cash equitable compensation. In addition, the Company was required to bear all costs and expenses directly attributable to the salaries, bonuses and fringe benefits payable to accounting and operations employees of Bond Street Management to the extent of the accounting, operating and other administrative services provided by Bond Street Management on behalf of the Company. On April 15, 2013, the Company and Bond Street Management entered into an agreement terminating this Consulting Agreement.

Outstanding Equity Awards

The Company did not have any outstanding equity awards as of December 31, 2013. All previously outstanding equity awards of Net Element were exercised or converted, as applicable, immediately prior to the Company’s merger with Net Element.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Commission initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Directors, officers and greater than ten percent stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, the following persons have failed to file on a timely basis the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and Relationship	Number of late reports	Transactions not timely reported	Known failures to file a required form
Enerfund, LLC, 10% owner	1	3	0
TGR Capital, LLC, 10% owner	1	2	0
Mike Zoi, 10% owner	2	9	0
Francesco Piovanetti, Former Chief Executive Officer & Director	1	1	0
Dmitry Kozko, President & Director	1	1	0
Alberto Hernandez, former Chief Operating Officer	1	1	0

Certain Relationships and Related Transactions

On June 26, 2012, Net Element’s subsidiary OOO Net Element Russia entered into a Loan Agreement with Green Venture Group, LLC, pursuant to which Net Element Russia was loaned 150 million Russian rubles (approximately $4.9 million in U.S. dollars). The loan was intended to be used by Net Element Russia for working capital and the development of the business of TOT Money. The interest rate under the Loan Agreement was 8.15% per annum and outstanding principal and interest was due on or before November 1, 2012. Green Venture Group, LLC is owned and controlled by Mike Zoi. The funding under this loan agreement was received July 20, 2012. On October 2, 2012, the loan with Green Venture Group, LLC was assigned to the Company and simultaneously repaid in full with the exception of $301,966 balance at December 31, 2012 reflected in the due to related parties in the accompanying balance sheet.

On August 17, 2012, TOT Money entered into a Credit Agreement with Alfa-Bank. Pursuant to the Credit Agreement, Alfa-Bank agreed to provide a line of credit to TOT Money with the credit line limit set at 300 million Russian rubles (approximately $9.8 million in U.S. dollars). The interest rate on the initial amount borrowed under the Credit Agreement is 3.55% per annum. Alfa-Bank has the unilateral right to change the interest rate on amounts borrowed under the Credit Agreement from time to time in the event of changes in certain market rates or in Alfa-Bank’s reasonable discretion, provided that the interest rate may not exceed 14% per annum. Interest must be repaid on a monthly basis on the 25th of each month. Amounts borrowed under the Credit Agreement must be repaid within six months of the date borrowed. The duration of the line of credit is set from August 17, 2012 through May 20, 2014. TOT Money’s obligations under the Credit Agreement are secured by a pledge of TOT Money’s deposits in its deposit account with Alfa-Bank and by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev. As of December 31, 2012, the Company had restricted cash pursuant the Credit Agreement of $1.8 million. The Company paid off this credit facility on February 14, 2013 in order to eliminate interest expense under the credit line and free up the restricted cash.

On September 28, 2012, Net Element’s subsidiary OOO TOT Money entered into a factoring agreement with Alfa-Bank. Pursuant to the agreement, TOT Money agreed to assign to Alfa-Bank its accounts receivable as security for financing in an aggregate amount of up to 300 million Russian rubles (approximately $9.8 million in U.S. dollars) provided by Alfa-Bank to TOT Money. On January 14, 2013, the agreement was amended to increase the maximum aggregate amount of financing available under the factoring agreement by 100 million Russian rubles (approximately $3.3 million in U.S. dollars) to 400 million Russian rubles (approximately $13.1 million in U.S. dollars). The term of the agreement is from September 28, 2012 until December 5, 2013. Alfa-Bank’s compensation pursuant to the agreement for providing services for the administrative management of accounts receivable ranges from 10 Russian rubles to 100 Russian rubles per account receivable, depending upon whether financing was provided related to the particular account receivable and the form of the documentation related to the particular account receivable. Alfa-Bank’s compensation pursuant to the agreement for providing financing to TOT Money is calculated as a financing rate that ranges from 9.70% to 11.95% of the amounts borrowed, depending upon the amount borrowed and the number of days in the period from the date financing is provided until the date the applicable account receivable is paid; however, Alfa-Bank has the unilateral right to change such financing rates in the event of changes in certain market rates or in Alfa-Bank’s reasonable discretion. TOT Money’s obligations under the Agreement also are secured by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev. The factoring credit facility expired on April 20, 2014 and was paid off in full. On September 17, 2014, TOT Money renewed and amended the factoring facility with Alfa Bank. As part of such renewal, Alfa-Bank's compensation fees (commissions) for providing financing to TOT Money was amended to be computed as a financing rate that ranges from 13.22% to 14.50% of the amounts borrowed, depending upon the number of days in the period from the date financing is provided until the date the applicable account receivable is paid, the maximum amount of financing on account of the monetary claim assigned by TOT Money to debtor was increased from 80% to 100% of the assigned amount of monetary claim against which the financing is effected. The maximum aggregate limit of financing (secured by TOT Money’s accounts receivable) to be provided by Alfa-Bank to TOT Money under the factoring credit facility was increased to 415 million Russian rubles (approximately US$ 10,814,614 based on the currency exchange rate on September 17, 2014).

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On October 2, 2012, the Company closed its Merger with Net Element (the “Merger”). Certain of Net Element’s and Cazador’s executive officers and directors had financial interests in the Merger that are different from, or in addition to, the interests of Cazador’s shareholders and Net Element’s shareholders, other than the insider shareholders. In the case of Net Element, immediately prior to the effectiveness of the Merger, the principal amounts of all outstanding convertible debt of Net Element owned by Enerfund (which is owned and controlled by Mike Zoi and totals $3.6 million) was converted into 32,727,274 shares of Net Element common stock, and subsequently converted into 818,182 shares of the Company’s common stock in the Merger and, immediately following the closing, the Company paid to Enerfund an amount, in cash, representing payment in full of all non-convertible notes and payables of Net Element owed to Mike Zoi or any of his affiliates which were then outstanding (which totaled approximately $7.9 million (including accrued interest)).

Following consummation of the Merger, Francesco Piovanetti and David P. Kelley II beneficially own 3,609,631 and 14,000 warrants, respectively, to purchase an aggregate of 3,623,631 shares of the Company’s common stock (the “Director’s Warrants”). In the case of Mr. Piovanetti, his warrants are held by Arco Group LLC. The Director’s Warrants are identical to the other outstanding warrants to purchase the Company’s common stock, except that the Director’s Warrants (i) are non-redeemable, so long as they are held by either Messrs. Piovanetti or Kelley or their permitted transferees; (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by either Messrs. Piovanetti or Kelley, or their permitted transferees, rather than at the Company’s sole discretion; and (iii) are not transferable or saleable by the either Messrs. Piovanetti or Kelley (except to permitted transferees) until six months after the closing of the Merger. The Director’s Warrants are not exercisable and are held in an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent, while they are subject to the foregoing transfer restrictions.

On October 24, 2012, we entered into a Management and Consulting Services Agreement with Bond Street Management LLC, pursuant to which Bond Street Management provides certain management and consulting services, as well as other services, to the Company and its subsidiaries, in particular, Net Element Russia, TOT Money, Music1 Russia and Motorsport, LLC. Francesco Piovanetti is Chief Executive Officer and President of Bond Street Management LLC, and a trust of which Mr. Piovanetti is a beneficiary owns a 25% ownership interest in Bond Street Management LLC. Mr. Piovanetti provided services as Chief Executive Officer of the Company pursuant to this Consulting Agreement. Subject to each party’s respective rights to terminate the Consulting Agreement earlier, the initial term of the Consulting Agreement was until December 31, 2013 and it provided for automatic renewal for a one-year term on each anniversary of that date. For the services provided under the Consulting Agreement (including Mr. Piovanetti’s compensation as Chief Executive Officer of the Company), the Company paid Bond Street Management a service fee of $50,000 per month and reimburses Bond Street Management for all of its documented business expenses incurred directly on behalf of the Company. Bond Street Management was also eligible for a discretionary performance based fee, which was to be payable in cash or non-cash equitable compensation at the sole discretion of the independent directors of the Company or by the Company if its chief executive officer is not an employee, officer or affiliate of Bond Street Management. In addition, the Company bore all costs and expenses that are directly attributable to the salaries, bonuses and fringe benefits payable to accounting and operations employees of Bond Street Management to the extent of the accounting, operating and other administrative services provided by Bond Street Management on behalf of the Company. The Company terminated this Consulting Agreement.

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From January 2013 to June 2013, Enerfund, LLC, which is wholly-owned by our director and majority stockholder, Mike Zoi, used part of the former corporate headquarters office space in Miami, Florida, and paid a pro-rata amount of the rent in an amount equal to approximately $8,500 per month (or $102,000 per year).

On September 25, 2013, the Company entered into a contribution agreement with T1T Lab and T1T Group, LLC, pursuant to which, on September 25, 2013, the Company contributed to T1T Lab all of its membership and participation interests in its subsidiaries Openfilm, LLC, Motorsport, LLC, Splinex, LLC, LegalGuru, LLC and MUSIC 1 LLC (aka OOO Music1) (collectively, the "Disposed Subsidiaries"). The Disposed Subsidiaries constitute all of the Company's interests in online media businesses and operations (referred to herein collectively as the Company's "entertainment assets"). Pursuant to the contribution agreement, the Company agreed to make an initial capital contribution to T1T Lab in the amount of $1,259,000, payable in full or in installments when requested by T1T Lab but in no event later than within the 12-month period after September 25, 2013 (unless such period is mutually extended in writing by the Company and T1T Group, LLC). Subject to T1T Lab's prior written approval, a portion of the Company’s initial capital contribution could have been made in the form of future services provided by the Company, with the value of such services to be agreed upon in writing between the Company and T1T Group, LLC prior to providing such services. The amount of the Company’s initial capital contribution is a negotiated amount required for T1T Lab to acquire the Disposed Subsidiaries. In exchange for such contributions, the Company was issued a 10% membership interest in T1T Lab and T1T Lab assumed $2,162,158 in liabilities (including $2,000,000 owed by the Company to K 1 Holding Limited pursuant to a promissory note dated May 13, 2013) related to the Disposed Subsidiaries. In addition, all intercompany loans payable by the Disposed Subsidiaries to the Company, on the one hand, and by the Company to the Disposed Subsidiaries, on the other hand, were forgiven by the Company and by T1T Lab (as applicable). Total intercompany loans forgiven by the Company (net of the total intercompany loans forgiven by the Disposed Subsidiaries) was approximately $9,864,602. Such intercompany loans forgiveness did not have an impact of the profit and loss of the Company. Further, pursuant to the contribution agreement, T1T Group, LLC agreed to contribute to T1T Lab from time to time when requested by T1T Lab such services and/or cash as determined by T1T Group, LLC in its sole and absolute discretion in order to manage and operate the Disposed Subsidiaries and their respective businesses. In exchange for such contributions, T1T Group, LLC was issued a 90% membership interest in T1T Lab. From September 25, 2013 to until February 11, 2014, the Company indirectly owned a minority interest in the Disposed Subsidiaries through its 10% membership interest in T1T Lab, LLC. On February 11, 2014, the Company executed an Assignment of Membership Interest in favor of T1T Group, LLC. Pursuant to such assignment, the Company transferred to T1T Group, LLC all of the Company’s Interests in T1T Lab in consideration for the Company being released from all of its obligations to T1T Lab (including the obligations to make capital contributions to T1T Lab. Upon such assignment, the Company has no further interests or obligations to T1T Lab, and T1T Group, LLC now owns a 100% membership interest in T1T Lab. As a result of the Company's contribution of the Disposed Subsidiaries, the Company now has only one reportable business segment, consisting of mobile commerce and payment processing. The Company disposed of its entertainment assets in order to focus its business operations on mobile payments, transactional services and related technologies and to reduce the significant expenses associated with developing and maintaining the entertainment assets. T1T Group, LLC is wholly-owned by Enerfund, LLC (which is wholly-owned by Mike Zoi, a director and majority stockholder of the Company).

Our note payable to MBF Merchant Capital, LLC (“MBF”) was restructured in May 2014, whereby the outstanding 9.75% note payable balance of approximately $5.0 million was exchanged for (i) a $3.0 million note with a stated interest rate of 12.0% maturing on August 2018 (ii) 100,000 shares of our common stock and (iii) a cash payment of $400,000. The terms of the note required monthly principal and interest payments of $79,001 commencing September 10, 2014 and ending August 10, 2018. For the first three months of the loan, we were only required to make interest-only payments in the amount of $30,000 per month commencing on June 10, 2014 and ending August 10, 2014. The restructuring was accounted for as an extinguishment, and the $1,800,000 decrease in the loan principal, resulted in a $1,596,000 gain on the debt restructure and is reported in the other income section of the Statements of Operations and Comprehensive Income (Loss) for the three and six month periods ending June 30, 2014. We paid off this loan on July 31, 2014. On June 30, 2014, the Board appointed Mr. William Healy, who is affiliated with MBF, as a director of the Company to fill the vacancy from Mr. Zoi’s resignation on June 10, 2014.

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Audit Committee Report

The audit committee of the Board consists of four non-employee directors, David P. Kelley II (audit committee chairman), Drew Freeman, William Healy and James Caan. The audit committee operates under a written charter, which is reviewed each year and is available in the "About Us—Corporate Governance" section of our Internet website at http://www.netelement.com/. The Board of Directors has determined that David P. Kelley II is financially sophisticated as described in NASDAQ Listing Rule 5605(c)(2) and qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. We believe that the audit committee's current member composition satisfies the rules of NASDAQ that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASDAQ Listing Rule 5605(a)(2).

The audit committee monitors and oversees the Company's accounting and financial reporting process on behalf of the Board, reviews the independence of its independent registered public accounting firm and is responsible for approving the engagement of its independent registered public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments and fees related to all of the foregoing, and also is responsible for reviewing the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures and critical accounting policies.

Management is responsible for the Company's financial statements, systems of internal control and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing reports thereon. The audit committee's responsibility is to monitor and oversee these processes.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee's charter. In this context, the audit committee discussed with BDO USA, LLP the results of its audit of the Company's financial statements for the year ended December 31, 2013.

Specifically, the audit committee has reviewed and discussed with the Company's management the audited financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. In addition, the audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent registered public accounting firm's responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and the audit committee discussed with the independent registered public accounting firm that firm's independence. During fiscal year 2013, the Company retained its former independent registered public accounting firm, BDO USA, LLP, for the audit of the fiscal year 2013 financial statements and the reviews of the Company's 2013 quarterly reports on Form 10-Q.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements, together with Management's Discussion and Analysis of Financial Condition and Results of Operations, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Commission.

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Submitted by the Audit Committee of the Board of Directors.

David P. Kelley II, Chairman

Drew Freeman

William Healy

James Caan.

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PROPOSAL 1

ELECTION OF DIRECTORS

Six directors, which will constitute the entire Board, are to be elected at the annual meeting to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the bylaws of the Company. The Board has designated the persons listed below to be nominees for election as directors. Each of the nominees is currently serving as a director of the Company. Each of the nominees has consented to being named in the proxy statement and to serve if elected. The Company has no reason to believe that any of the nominees will be unavailable for election. However, should any nominee become unavailable, the Board may designate a substitute nominee or authorize a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board's nominees unless authority is withheld to vote for all or any of those nominees.

Name	Director Since
Oleg Firer	April 2013
Kenges Rakishev	October 2012
David P. Kelley II	August 2010
James Caan	October 2012
Drew Freeman	May 2014
William Healy	June 2014

For biographical and other information (including their principal occupation for at least the past five years) regarding the director nominees, see "DIRECTORS AND EXECUTIVE OFFICERS."

Required Vote

The nominees for director will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director. As a result, abstentions and broker non-votes have no effect on Proposal 1.

The Board recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board authorized the engagement of Daszkal Bolton LLP (“Daszkal Bolton”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Daszkal Bolton will serve at the pleasure of the audit committee. A representative of Daszkal Bolton is expected to be present at the annual meeting in order to have the opportunity to make a statement, if such representative desires to do so, and be available to respond to appropriate questions.

Shareholder approval of the Company's independent registered public accounting firm is not required under Delaware law. We are submitting the audit committee's selection of Daszkal Bolton to the Company's shareholders for ratification in order to determine whether the shareholders generally approve of the Company's independent registered public accounting firm. If selection of Daszkal Bolton is not ratified by the shareholders, the audit committee will reconsider its selection.

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Principal Accountant Fees and Services

Audit Fees. The aggregate fees, including expenses, billed by our principal accountant for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q and other services that are normally provided in connection with statutory and regulatory filings or engagements during the fiscal years ended December 31, 2013 and 2012 were $628,000 and $551,000, respectively.

Audit-Related Fees. The aggregate fees, including expenses, billed by our principal accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported under "Audit Fees" above during the fiscal years ended December 31, 2013 and 2012 were $0 and $85,100, respectively.

Tax Fees. The aggregate fees, including expenses, billed by our principal accountant for services rendered for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2013 and 2012 were $0.

All Other Fees. The aggregate fees, including expenses, billed for all other products and services provided by our principal accountant during the fiscal years ended December 31, 2013 and 2012 were $0.

Audit Committee Pre-Approval Policy

Our audit committee is responsible for approving in advance the engagement of our independent accountant for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approving the fees and other terms of any such engagement. The audit committee may in the future establish pre-approval policies and procedures pursuant to which our independent accountant may provide certain audit and non-audit services to us without first obtaining the audit committee's approval, provided that such policies and procedures (i) are detailed as to particular services, (ii) do not involve delegation to management of the audit committee's responsibilities described in this paragraph and (iii) provide that, at its next scheduled meeting, the audit committee is informed as to each such service for which the independent accountant is engaged pursuant to such policies and procedures. In addition, the audit committee may in the future delegate to one or more members of the audit committee the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval must be presented to the audit committee at its next scheduled meeting.

All audit and audit related services performed by our principal accountants during the fiscal years ended December 31, 2013 and 2012 were pre-approved by our Board of Directors or audit committee.

Change in Principal Accountant

On April 4, 2014, Net Element, Inc.’s former auditor, BDO USA LLP (“BDO”), informed the Company and its Audit Committee of its decision to not stand for re-election after completion of the audit of the Company’s consolidated financial statements for the year ended December 31, 2013.

The reports of BDO on the Company’s consolidated financial statements as of and for the year ended December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the two most recently completed year ends, and during the subsequent interim period through April 4, 2014, there have been no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in BDO’s reports on the Company’s financial statements for such periods. During the year ended December 31, 2012, and through the subsequent interim period through April 4, 2014, there was a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K. As disclosed in our Form 10-K for the year ended December 31, 2012, there are material weaknesses in the Company’s internal controls over financial reporting.

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On April 16, 2014, the Audit Committee of Net Element, Inc. approved the engagement of Daszkal Bolton LLP as its independent registered public accounting firm to audit the Company’s financial statements beginning with the fiscal year ending December 31, 2014.

During the Company’s two most recent fiscal years, and any subsequent interim period prior to engaging Daszkal Bolton, neither the Company (nor someone on its behalf) has consulted with Daszkal Bolton regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor was a written report or oral advice provided to the Company that Daszkal Bolton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or on any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 304(a)(2) of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) to Item 304(a)(2) of Regulation S-K).

The Company provided BDO with a copy of the foregoing disclosures before such disclosures were first filed with the Commission on Form 8-K. The Company has requested that BDO furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements of the Company in response to Item 304(a) of Regulation S-K. A copy of BDO’s letter to the Commission, dated April 10, 2014, is filed as Exhibit 16.1 to the Company’s Form 8-K filed with the Commission on April 10, 2014.

Required Vote

The selection of Daszkal Bolton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 will be ratified if the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 2. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against Proposal 2. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 2.

The Board recommends a vote FOR ratification of the selection of Daszkal Bolton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 200 MILLION SHARES

The Board has recommended that the Company's shareholders approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock to 200 million shares. A copy of the proposed Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation is attached as Appendix "A" hereto.

Reason for the Increase of Authorized Shares

The Board believes that an increase of the number of shares of authorized common stock is necessary in anticipation of future capital-raising transactions.

Effect of the Increase of Authorized Shares

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

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At present, the Board of Directors has no immediate plans to issue the additional shares of common stock to be authorized by Proposal 3. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other market on which our securities may then be listed. These potential purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products. For such potential purposes, the Company filed on October 16, 2014 a shelf registration statement (the “Shelf Registration Statement”) with the SEC for an aggregate offering amount of the Company’s securities with a value of up to $50,000,000, consisting of a combination of the shares of the Company’s common stock and preferred stock, the warrants to purchase shares of common stock of the Company, the units comprised of one or more of the other classes of securities in any combination and the subscription rights to purchase common stock, preferred stock or other securities in any combination.

We could also use the additional shares of common stock that will become available to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the proposal to increase the authorized common stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that Proposal 3 could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices. However, the Board of Directors has a fiduciary duty to act in the best interests of the Company's stockholders at all times.

Required Vote

The proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock to 200 million shares will be approved if a majority of the outstanding shares entitled to vote on the proposal vote for approval of Proposal 3. As a result, abstentions and broker non-votes will have the same effect as a vote against Proposal 3.

The Board recommends a vote FOR the proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock to 200 million shares.

PROPOSAL 4

APPROVAL OF AMENDMENT TO 2013 EQUITY INCENTIVE PLAN TO INCREASE SHARES AVAILABLE FOR AWARD TO 9,121,422 SHARES

Background and Purpose

Our Board adopted the Net Element International, Inc. 2013 Equity Incentive Plan (the "2013 Plan"), and submitted it to our shareholders for their approval at the 2013 annual meeting. On December 5, 2013, our shareholders approved the 2013 Plan. Currently, an aggregate of 5,630,000 shares of our common stock are reserved and available for issuance under the 2013 Plan. Since the adoption of the 2013 Plan, (i) 1,438,137 shares have been issued upon a grant under the 2013 Plan. The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the 2013 Plan.

Our Board has unanimously adopted and is submitting for shareholder approval an amendment to increase the number of shares covered by, and reserved for issuance under, the 2013 Plan from 5,630,000 shares to 9,121,422 shares, which represents approximately 20% of our outstanding common stock. Such amendment will enable the Company to make grants under the 2013 Plan to directors, employees (including officers), independent contractors, and other persons who provide services to us.

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The principal provisions of the 2013 Plan, as amended, are summarized below. This summary is not a complete description of all of the 2013 Plan’s provisions and is qualified in its entirety by reference to the 2013 Plan, which is attached as Appendix "A” to our proxy statement filed with the SEC on November 4, 2013. Capitalized terms in this summary not defined in this proxy statement have the meanings set forth in the 2013 Plan.

DESCRIPTION OF THE 2013 PLAN

Purpose of the 2013 Plan

The purpose of the 2013 Plan is to encourage and enable employees, independent contractors and directors of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's Common Stock and other rights with respect to the Company's Common Stock. Such ownership is intended to provide such employees, independent contractors and directors with a more direct stake in the future welfare of the Company. It is also expected that the 2013 Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries and to become and remain directors of the Company.

Form of Awards

Awards under the 2013 Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) non-qualified stock options ("Non-Qualified Stock Options") (unless otherwise indicated, references to "Options" include both Incentive Stock Options and Non-Qualified Stock Options); (iii) stock appreciation rights ("Stock Appreciation Rights"), which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of Common Stock that are restricted ("Restricted Shares"); (v) units representing shares of Common Stock ("Performance Shares"); (vi) units that do not represent shares of Common Stock but which may be paid in the form of Common Stock ("Performance Units"); and (vii) shares of Common Stock that are not subject to any conditions to vesting ("Unrestricted Shares").

Maximum Shares Available

The current maximum aggregate number of shares of Common Stock available for award under the 2013 Plan is 5,630,000 (of which 1,438,137 shares that have been issued upon a grant under the 2013 Plan), subject to adjustment as provided for in the 2013 Plan. Shares of Common Stock issued pursuant to the 2013 Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the 2013 Plan, any Option or any Nontandem Stock Appreciation Right under the 2013 Plan expires unexercised or is terminated, surrendered or cancelled (other than in connection with the exercise of Stock Appreciation Rights) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares will be available for subsequent awards under the 2013 Plan.

Administration of the 2013 Plan

The 2013 Plan will be administered by the compensation committee. The compensation committee will have the power and authority to, among other things: (i) grant Options and determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) designate Options as Incentive Stock Options or Non-Qualified Stock Options and determine which Options, if any, will be accompanied by Tandem Stock Appreciation Rights; (iii) grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and determine the terms and conditions of such rights; (iv) grant Restricted Shares and determine the terms of the restricted period and other conditions and restrictions applicable to such shares; (v) grant Performance Shares and Performance Units and determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) grant Unrestricted Shares; and (vii) determine the employees, independent contractors and directors to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares will be granted.

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Eligibility to Participate in the 2013 Plan

Awards may be made to all employees, independent contractors (including persons other than individuals) and directors of the Company or any of its subsidiaries. In determining the employees, independent contractors and directors to whom awards will be granted and the number to be covered by each award, the compensation committee will take into account the nature of the services rendered by such employees, independent contractors and directors, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the compensation committee deems relevant.

Stock Options

Options may be granted under the 2013 Plan for the purchase of shares of Common Stock. The compensation committee may designate Options as either Incentive Stock Options or Non-Qualified Stock Options. No grant of an Incentive Stock Option will be made under the 2013 Plan more than ten years after the date the 2013 Plan is approved by the shareholders of the Company.

The term of each Option granted will be determined by the compensation committee. However, no Incentive Stock Option will be exercisable after ten years from the date it is granted, or in the case of an Incentive Stock Option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary (a "10% Shareholder"), five years from the date it is granted. Options may require the satisfaction of corporate or individual performance objectives and other vesting standards as the compensation committee from time to time determines.

The purchase price per share under each Option will be specified by the compensation committee, but in no event will it be less than 100% of the market price per share of Common Stock on the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Shareholder, the purchase price per share must not be less than 110% of the market price of the Common Stock on the date of grant. In the case of Incentive Stock Options, the aggregate market price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year under all plans of the Company and any subsidiary may not exceed $100,000. Solely for the purposes of determining whether shares are available for the grant of Incentive Stock Options under the 2013 Plan, the maximum aggregate number of shares that may be issued pursuant to Incentive Stock Options granted under the 2013 Plan will be 5,630,000 shares of Common Stock, subject to adjustment provided as provided in the 2013 Plan.

Options may be exercised in whole or in part. Payment of the purchase price upon the exercise of Options must be made in cash or, in the discretion of the compensation committee, (i) through the delivery of shares of Common Stock already owned by the optionee, (ii) having the Company withhold from shares of Common Stock otherwise deliverable to the optionee or (iii) a combination of any of the foregoing.

Stock Appreciation Rights

Tandem Stock Appreciation Rights may be awarded by the compensation committee in connection with any Option granted under the 2013 Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Tandem Stock Appreciation Rights will entitle the recipient to surrender to the Company unexercised the related Option, or any portion thereof, and to receive from the Company in exchange that number of shares of Common Stock having an aggregate market price equal to (A) the excess of (i) the market price of one share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered.

Nontandem Stock Appreciation Rights may also be granted by the compensation committee at any time. At the time of the grant of Nontandem Stock Appreciation Rights, the compensation committee will specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be issued. The base price of any Nontandem Stock Appreciation Rights may not be less than 100% of the market price of a share of Common Stock on the date of grant. The exercise of Nontandem Stock Appreciation Rights will entitle the recipient to receive from the Company that number of shares of Common Stock having an aggregate market price equal to (A) the excess of (i) the market price of one share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof being exercised.

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Tandem Stock Appreciation Rights may be exercisable only to the extent that the related Option is exercisable and will be exercisable only for such period as the compensation committee determines, which may expire prior to the expiration of the related Option. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option will be cancelled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon the exercise of Tandem Stock Appreciation Rights will not be available for subsequent awards under the 2013 Plan. Nontandem Stock Appreciation Rights will be exercisable during such period as the compensation committee determines.

The compensation committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by payment of cash in lieu of all or part of shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the market price of such shares on the date of exercise.

Effect of Change of Control on Options and Stock Appreciation Rights

If so determined by the compensation committee at the time of grant or thereafter, any Options or Stock Appreciation Rights may provide that they will become immediately exercisable with respect to all of the shares subject to such Options or Stock Appreciation Rights: (a) immediately prior to (and in such manner as to enable the shares acquired on exercise to participate, in the same manner as other outstanding shares, in) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation or otherwise), (b) immediately prior to the expiration of (and in such manner as to enable the shares acquired on exercise to participate, in the same manner as other outstanding shares, in) any tender offer or exchange offer for shares of Common Stock of the Company in which all holders of Common Stock are entitled to participate, and (c) immediately after the first date on which a majority of the directors elected by shareholders to the Board are persons who were not nominated by management in the most recent proxy statement of the Company.

Restricted Shares

The compensation committee may from time to time cause the Company to grant Restricted Shares under the 2013 Plan to employees, independent contractors and directors. At the time a grant of Restricted Shares is made, the compensation committee will establish a period of time (the "Restricted Period") applicable to such Restricted Shares. The compensation committee may, in its discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, in respect of all or any portion of the Restricted Shares. The compensation committee may also, in its discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. Holders of Restricted Shares will have the right to vote the shares; however, holders of Restricted Shares will not have the right to receive any dividends of cash or property with respect to the shares; provided, that the holders of Restricted Shares will be entitled to receive any rights distributed to all holders of Common Stock pursuant to a rights offering by the Company ("Rights Offering") and any shares distributed in connection with a stock split or stock distribution to all holders of Common Stock.

Unless otherwise provided in a written agreement pursuant to the 2013 Plan, any Restricted Shares granted to an employee, independent contractor or director will be forfeited if the employee terminates employment or the independent contractor or director terminates service with the Company or its subsidiaries prior to the expiration of the Restricted Period and the satisfaction of any other conditions applicable to the Restricted Shares. Upon forfeiture, the Restricted Shares that are forfeited will be available for subsequent awards under the 2013 Plan. If the employee's, independent contractor's or director's employment or service terminates as a result of his or her disability or death, Restricted Shares of such employee, independent contractor or director will be forfeited, unless the compensation committee determines otherwise.

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Performance Shares

Each Performance Share granted will be deemed to be equivalent to one share of Common Stock. Any Performance Shares granted will be credited to a performance share account maintained for the recipient. Performance Shares will vest over a period determined by the compensation committee.

With respect to each award of Performance Shares, the compensation committee will specify performance objectives that must be satisfied in order for the recipient to vest in the Performance Shares that have been awarded to him or her. If the performance objectives are partially but not fully met, the compensation committee may, nonetheless, in its discretion determine that all or a portion of the performance shares have vested. If the performance objectives are exceeded, the compensation committee may grant additional fully vested Performance Shares to the recipient. The compensation committee may also determine that Performance Shares awarded to a recipient will become partially or fully vested upon the recipient's disability or death, the occurrence of a change in control or termination of the recipient's employment or service prior to the end of the applicable performance period.

Following a determination that the performance objectives with respect to particular Performance Shares have been met, or at such later date as the compensation committee determines at the time of grant, the Company will pay to the recipient an amount with respect to each vested Performance Share equal to the market price of a share of Common Stock on the payment date or, if the compensation committee so specifies at the time of grant, an amount equal to (i) the market price of a share of Common Stock on the payment date less (ii) the market price of a share of Common Stock on the date of grant of the Performance Share. Payment may be in cash, Common Stock (including Restricted Shares) or a combination of cash and Common Stock, as determined by the compensation committee.

Recipients of Performance Shares will not be entitled to voting rights or cash dividends or other distributions with respect to Common Stock. However, within 60 days from the date of payment of a cash dividend by the Company on the Common Stock, the compensation committee may credit a recipient's performance share account with additional Performance Shares having an aggregate market price equal to the cash dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the cash dividend was declared.

Performance Units

The award agreement covering Performance Units will specify a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment. With respect to each award of Performance Units, the compensation committee will specify performance objectives that must be satisfied in order for the recipient to vest in the Performance Units that have been awarded. If the performance objectives established for a recipient are partially but not fully met, the compensation committee may, nonetheless, in its discretion determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a performance period are exceeded, the compensation committee may grant additional fully vested Performance Units to the recipient. The compensation committee may adjust the Performance Objectives or the initial or ending value of any Performance Units to reflect extraordinary events, such as stock splits, recapitalizations, mergers, combinations, divestitures, spin-offs and the like. The compensation committee may also determine that Performance Units awarded to a recipient will become partially or fully vested upon the recipient's termination of employment or service due to disability, death or otherwise or upon the occurrence of a change in control.

If the performance objectives for a performance period have been exceeded, the compensation committee will determine whether additional Performance Units will be granted to the recipient. After such determination, or at such later date as the compensation committee determines at the time of the grant, the Company will pay to the recipient an amount with respect to each vested Performance Unit equal to the ending value of the Performance Unit or, if the compensation committee so specifies at the time of grant, an amount equal to (i) the ending value of the Performance Unit less (ii) the initial value of the Performance Unit. Payment may be made in cash, Common Stock (including Restricted Shares) or a combination of cash and Common Stock, as determined by the compensation committee.

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Unrestricted Shares

The compensation committee may cause the Company to grant Unrestricted Shares to employees, independent contractors or directors at such times and in such amounts as the compensation committee determines. No payment will be required for Unrestricted Shares.

Assignment and Transfer

Options and Stock Appreciation Rights may not be transferred, assigned, pledged or hypothecated, except as provided by will or the applicable laws of descent and distribution. An Option or Stock Appreciation Rights may be exercised by the recipient only during his or her lifetime, or following his or her death in accordance with the terms of the 2013 Plan. Notwithstanding the foregoing, the compensation committee may, in its discretion, cause the written agreement relating to any Non-Qualified Stock Options or Stock Appreciation Rights granted under the 2013 Plan to provide that the recipient may transfer such Non-Qualified Stock Options or Stock Appreciation Rights, except that the compensation committee may not permit any transfers that would cause the 2013 Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Exchange Act or that would cause any recipient of awards under the 2013 Plan to fail to be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act or be subject to liability thereunder.

Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed during the restricted period relating to such shares or prior to the satisfaction of any other restrictions prescribed by the compensation committee. Performance Shares and Performance Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of at any time.

Modification of the 2013 Plan

The Board may suspend, terminate, modify or amend the 2013 Plan, provided that any amendment that would (i) materially increase the aggregate number of shares that may be issued under the 2013 Plan, (ii) materially increase the benefits accruing to employees, independent contractors or directors under the 2013 Plan, or (iii) materially modify the requirements as to eligibility for participation in the 2013 Plan, will be subject to the approval of the Company's shareholders, except that any such increase or modifications that may result from adjustments authorized by the 2013 Plan, including in connection with a change in capitalization, will not require shareholder approval. If the 2013 Plan is terminated, the terms of the 2013 Plan will, notwithstanding such termination, continue to apply to awards granted prior to such termination.

Registration of Underlying Common Stock

Subject to the approval of the Company's shareholders of this Proposal 4, it is currently contemplated that at the appropriate time the Company will file a registration statement on Form S-8 in order to register up to the 9,121,422 shares of Common Stock that will be reserved for issuance under the 2013 Plan, as amended.

Certain Federal Income Tax Consequences

The following is a brief summary of some of the United States federal income tax consequences of certain transactions under the 2013 Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be complete and does not describe foreign, state or local tax consequences. It is not intended as tax guidance to participants in the 2013 Plan.

Tax Consequences to Participants

Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a Non-Qualified Stock Option is granted; (ii) at the time of exercise of a Non-Qualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares, if unrestricted, on the date of exercise over the option price; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Non-Qualified Stock Option, appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of our Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a Tandem Stock Appreciation Right or a Nontandem Stock Appreciation Right. When the Stock Appreciate Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our Common Stock received on the exercise.

Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the "Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Performance Awards (Performance Shares and Performance Units). No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our Common Stock received.

Unrestricted Shares. The recipient of Unrestricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Unrestricted Shares, reduced by any amount paid by the participant for such Unrestricted Shares.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

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Compliance with Section 162(m) of the Code

The 2013 Plan is designed to enable us to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the 2013 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2013 Plan and any grants made under the 2013 Plan will be administered in a manner consistent with this intent.

New Plan Benefit Table

Benefits under the 2013 Plan are discretionary, to be determined by the Compensation Committee. Consequently, it is not possible to determine the future benefits that will be received by 2013 Plan participants.

Proposed Amendment to the 2013 Plan

The Board has reviewed the number of shares covered by, and reserved for issuance under, the 2013 Plan, and has determined that it is appropriate to increase the number of shares of common stock authorized for issuance under the 2013 Plan. Since the adoption of the 2013 Plan, 1,438,137 shares have been issued upon a grant under the 2013 Plan. The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the 2013 Plan. Therefore, the Board has approved the proposed amendment to the 2013 Plan that would increase the number of shares authorized for issuance under the 2013 Plan from 5,630,000 shares to 9,121,422 shares. Such amendment will enable the Company to make grants under the 2013 Plan to directors, employees (including officers), independent contractors, and other persons who provide services to us.

Required Vote

Proposal 4 will be approved if the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 4. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against Proposal 4. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 4.

The Board recommends a vote FOR approval of the Amendment to 2013 Equity Incentive Plan to Increase the number of shares authorized for issuance under the 2013 Equity Incentive Plan from 5,630,000 shares to 9,121,422 Shares.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2015 annual meeting of shareholders must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, generally no later than                        in order to receive consideration for inclusion in the Company's 2015 proxy materials. However, if next year's annual meeting is to be held more than 30 days before or 30 days after the anniversary of this year's annual meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our 2015 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Notice of proposals to be considered at next year's meeting but not included in the proxy statement must meet the requirements set forth in the Company's bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. Each proposal submitted must be a proper subject for shareholder action at the meeting. The notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year's annual meeting. However, if next year's annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year's annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company's public announcement of next year's annual meeting date.

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OTHER MATTERS

EACH PERSON SOLICITED MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2013, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO THE ATTENTION OF THE SECRETARY OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 3363 NE 163rd STREET, SUITE 705, NORTH MIAMI BEACH, FLORIDA 33160.

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Appendix "A"

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK TO 200 MILLION SHARES

Net Element, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.                   The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 2, 2012 (the "Original Certificate").

2.                   The Corporation amended and restated the Original Certificate by filing the Corporation's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 2, 2012 (the "Amended and Restated Certificate").

3.                   The Corporation amended the Amended and Restated Certificate by filing an amendment thereto with the Secretary of State of the State of Delaware on December 5, 2013 (together with the Amended and Restated Certificate, the “Certificate.”)

4.                   This Certificate of Amendment amends the provisions of the Certificate.

5.                   Article IV Section A of the Certificate is hereby amended and restated in its entirety to be and read as follows:

"ARTICLE IV: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 201,000,000 shares consisting of:

1. 200,000,000 shares of Common Stock, with a par value of $0.0001 per share (the “Common Stock”); and

2. 1,000,000 shares of Preferred Stock, with a par value of $0.01 per share (the “Preferred Stock”). "

6.                   This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

7.                   All other provisions of the Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this ____ day of __________, 20___.

NET ELEMENT, INC., a Delaware corporation

By:  _____________________________

Name:

Title:

NET ELEMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

December 9, 2014

Notice of Internet Availability of Proxy Materials

Proxy materials relating to the Annual Meeting of Shareholders are available at http://www.cstproxy.com/netelement/2014

The undersigned shareholder(s) of Net Element, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Oleg Firer and Jonathan New, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of the Company that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held be held on December 9, 2014, at 11:00 am, local time, at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160 and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE COMPANY'S DIRECTOR NOMINEES, FOR PROPOSALS 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors Nominees		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ______________________________________________________
01 Oleg Firer 02 Kenges Rakishev 03 David P. Kelley II	04 James Caan 05 William Healy 06 Drew J. Freeman

The Board of Directors recommends that you vote FOR the following proposal:

2. To ratify the selection of Daszkal Bolton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase authorized common stock to 200 million shares.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

4. To approve an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares authorized for issuance under the 2013 Plan from 5,630,000 shares to 9,121,422 shares.	For ☐	Against ☐	Abstain ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the annual meeting or any postponement or adjournment thereof.

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.